EXHIBIT 32.1
SECTION 1350 CERTIFICATION*
     In connection with the Annual Report of Abercrombie & Fitch Co. (the “Corporation”) on Form 10-K for the fiscal year ended February 3, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Michael S. Jeffries, Chairman and Chief Executive Officer of the Corporation, and Michael W. Kramer, Executive Vice President and Chief Financial Officer of the Corporation, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ MICHAEL S. JEFFRIES	/s/ MICHAEL W. KRAMER

Michael S. Jeffries	Michael W. Kramer
Chairman and Chief Executive Officer	Executive Vice President and Chief
Financial Officer

Dated: March 30, 2007	Dated: March 30, 2007
*	This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.